UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 19, 2026

GREEN STREAM HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

California	000-53279	20-1144153
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification Number)

8549 Wilshire Blvd, Suite 1216

Beverly Hills, CA 90211

(Address of principal executive offices)

(307) 485-1009

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03. Material Modification to Rights of Security Holders.

On March 19, 2026, Green Stream Holdings, Inc. (the "Company") completed a redomicile from the State of Wyoming to the State of California (the "Redomicile"). In connection with the Redomicile, the Company adopted new bylaws under California law.

As reflected in the Company's California bylaws, the Company's authorized capital stock consists of 1,012,000,000 shares, comprised of (i) 1,000,000,000 shares of common stock, par value $0.001 per share, and (ii) 12,000,000 shares of preferred stock, par value $0.001 per share, divided into Series A, Series B, and Series C Convertible Preferred Stock.

The bylaws provide that the holders of the Company's Series B Preferred Stock, voting as a class, are entitled to 99% of the total shareholder voting power on all shareholder matters, regardless of the number of shares of common stock or other voting securities issued and outstanding. The bylaws further provide that the Series A Convertible Preferred Stock and Series C Convertible Preferred Stock are convertible into common stock at a rate of 1,000 shares of preferred stock for one share of common stock, in each case subject to a 9.99% beneficial ownership limitation.

The bylaws also provide that shareholders shall not have preemptive rights unless specifically authorized by the Board of Directors, and that cumulative voting for the election of directors is not permitted.

The foregoing description of the bylaws does not purport to be complete and is qualified in its entirety by reference to the full text of the bylaws, which are filed as Exhibit 3.2 to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective March 19, 2026, the Company completed the Redomicile from Wyoming to California and adopted new bylaws as a California corporation.

The bylaws set forth, among other things, provisions relating to the Company's name, duration, purpose, authorized capital stock, rights and preferences of common stock and preferred stock, shareholder voting, shareholder action by written consent, limitation of liability of directors, indemnification of directors and officers, registered agent and principal office, severability, and amendment procedures.

The foregoing description of the bylaws is qualified in its entirety by reference to the full text of the bylaws filed as Exhibit 3.2 to this Current Report on Form 8-K and incorporated herein by reference.

Item 8.01. Other Events.

On March 19, 2026, the Board of Directors of the Company adopted resolutions confirming the Company's redomicile from Wyoming to California and recognizing the continuity of the Company's shareholders and capital structure following the Redomicile.

The Board resolutions confirm that all issued and outstanding shares of the Wyoming entity were automatically continued, transferred, and recognized as issued and outstanding shares of the California entity upon the effectiveness of the Redomicile. The resolutions further confirm that all shareholders of record immediately prior to the Redomicile remain shareholders of the Company with the same rights, preferences, privileges, and ownership percentages previously held, without interruption, modification, or impairment of their ownership interests.

The Board resolutions also authorize the officers of the Company to take all actions necessary or appropriate to update corporate records, notify transfer agents, and ensure compliance with applicable state, federal, and securities market requirements relating to the Redomicile.

The foregoing description of the Board resolutions is qualified in its entirety by reference to the full text of the resolutions filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
3.1	Board Resolution Confirming Redomicile and Recognition of Shareholders of Record, dated March 19, 2026
3.2	Bylaws of Green Stream Holdings, Inc. (California)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

GREEN STREAM HOLDINGS INC.

Date: April 8, 2026	By:	/s/ Nan Yang
Name: Nan Yang
Title: Sole Director, Secretary, and Treasurer